UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 26, 2010

Patterson-UTI Energy, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-22664	75-2504748
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

450 Gears Road, Suite 500, Houston, Texas		77067
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-765-7100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 9, 2010, the Board of Directors of Patterson-UTI Energy, Inc. (the “Company”) adopted, subject to stockholder approval, an amendment to the Patterson-UTI Energy, Inc. 2005 Long-Term Incentive Plan (as amended, the “2005 Plan”), that would increase the number of shares of common stock, $0.01 par value per share (“Common Stock”), reserved for issuance under the 2005 Plan by 5,000,000 (the “Amendment”). The Amendment was approved by the Company’s stockholders on April 26, 2010, at the Company’s annual meeting of stockholders (the “Annual Meeting”).

On March 9, 2010, the Board of Directors also adopted, subject to stockholder approval of the Amendment, an amendment to the 2005 Plan to (1) change the determination of the number of shares available for grant at any particular time under the 2005 Plan, (2) incorporate into the 2005 Plan the change of control definition that is currently contained in the Company’s forms of award agreement for executives, which are listed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and were previously filed with the SEC, (3) eliminate the discretion of the Board of Directors to designate an event that is not described in the change in control definition as a change in control event, (4) clarify that generally no option or stock appreciation right granted under the 2005 Plan may be repriced and (5) provide that dividend equivalents may not be granted with respect to performance awards unless the payment of the dividend equivalents are subject to the same performance conditions as the performance awards (the “Share Multiple and Omnibus Amendment”). The Share Multiple and Omnibus Amendment became effective on April 26, 2010 upon the approval of the Amendment by the Company’s stockholders at the Annual Meeting.

Accordingly, with respect to the change in the determination of the number of shares available for grant at any particular time under the 2005 Plan, any shares that are subject to awards other than options or stock appreciation rights (“SARs”) awarded under the 2005 Plan on or after June 5, 2008 but prior to April 26, 2010 will be counted against the number of shares available for grant under the 2005 Plan as two (2) shares for every one (1) share awarded. Any shares that are subject to awards other than options or SARs awarded under the 2005 Plan on or after April 26, 2010 shall be counted against the number of shares available for grant under the 2005 Plan as one and 35 one-hundredths (1.35) shares for every one (1) share awarded. Additionally, any shares that again become available for grant under the 2005 Plan will be added back as (w) one (1) share if such shares were subject to options or SARs granted under the 2005 Plan or options or SARs granted under the prior plans, (x) as one and six tenths (1.6) shares if such shares were subject to awards other than options or SARs granted under the 2005 Plan or under prior plans that are forfeited, expire or otherwise terminate prior to June 5, 2008, (y) as two (2) shares if such shares were subject to awards other than options or SARs granted under the 2005 Plan or under prior plans that are forfeited, expire or otherwise terminate on or after June 5, 2008 but prior to April 26, 2010 or (z) as one and thirty-five one hundredths (1.35) shares if such shares were subject to awards other than options or SARs granted under the 2005 Plan or under prior plans that are forfeited, expire or otherwise terminate on or after April 26, 2010.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on April 26, 2010. Of the 153,574,336 shares of Common Stock outstanding and entitled to vote at the meeting, 134,884,389 shares were present either in person or by proxy.

The following describes the matters considered by the Company’s stockholders at the Annual Meeting, as well as the results of the votes cast at the meeting:

1.	To elect seven directors to the Company’s Board of Directors to serve until the next annual meeting of the stockholders or until their respective successors are elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Mark S. Siegel	121,291,214	2,803,225	10,789,950
Kenneth N. Berns	121,390,762	2,703,677	10,789,950
Charles O. Buckner	108,618,798	15,475,641	10,789,950
Curtis W. Huff	105,141,797	18,952,642	10,789,950
Terry H. Hunt	108,740,954	15,353,485	10,789,950
Kenneth R. Peak	108,552,149	15,542,290	10,789,950
Cloyce A. Talbott	116,431,199	7,663,240	10,789,950

2.	Approval of an amendment to the Company’s 2005 Long-Term Incentive Plan to increase the number of shares available for issuance under the plan.

Votes For	Votes Against	Abstentions	Broker Non-votes
112,888,538	9,597,962	1,607,939	10,789,950

3.	Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

Votes For	Votes Against	Abstentions	Broker Non-votes
133,907,666	901,038	75,685	0

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Third Amendment to the Patterson-UTI Energy, Inc. 2005 Long-Term Incentive Plan.

10.2 Fourth Amendment to the Patterson-UTI Energy, Inc. 2005 Long-Term Incentive Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patterson-UTI Energy, Inc.

April 27, 2010	By:	John E. Vollmer III

Name: John E. Vollmer III
Title: Senior Vice President - Corporate Development, Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

10.1	Third Amendment to the Patterson-UTI Energy, Inc. 2005 Long-Term Incentive Plan.
10.2	Fourth Amendment to the Patterson-UTI Energy, Inc. 2005 Long-Term Incentive Plan.